Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Greenway Technologies, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Greenway Technologies, Inc.

Date: August 14, 2017	By: /s/ D. Patrick Six
D. Patrick Six
President
(principal executive officer)

Date: August 14, 2017	By: /s/ D. Patrick Six
D. Patrick Six
Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to Greenway Technologies, Inc. and will be retained by Greenway Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.